                                                                    EXHIBIT 3.2




                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                      HASTINGS BOOKS, MUSIC & VIDEO, INC.

                               TABLE OF CONTENTS

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                      HASTINGS BOOKS, MUSIC & VIDEO, INC.

                                   ---000---

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
ARTICLE I - OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Registered Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Other Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II - MEETINGS OF THE SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.1     Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.2     Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.3     Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.4     Notice of Annual or Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.5     Notice Requirements to Present Proposals and Nominate Directors  . . . . . . . . . . . . . . . . . .   2
         2.6     Business at Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.7     Quorum of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.8     Act of Shareholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.9     Voting of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.10    Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.11    Voting List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE III - BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.1     Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.2     Number of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.3     Resignation and Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.4     Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.5     Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE IV - MEETINGS OF THE BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.1     First Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.2     Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.3     Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.4     Business at Regular or Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.5     Quorum of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.6     Interested Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.7     Act of Directors' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.8     Action by Written Consent Without a Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE V - COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE VI - NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.1     Methods of Giving Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.2     Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.3     Attendance as Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VII - MEETINGS BY USE OF CONFERENCE TELEPHONE
                          OR SIMILAR COMMUNICATIONS EQUIPMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VIII - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         8.1     Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         8.2     Election and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         8.3     Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         8.4     Term, Removal and Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         8.5     Chief Executive Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         8.6     President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         8.7     Vice Presidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         8.8     Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         8.9     Assistant Secretaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         8.10    Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         8.11    Assistant Treasurers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.12    Officer's Bond . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IX - INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         9.1     Indemnification by the Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         9.2     Expenses; Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         9.3     Additional Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         9.4     Amendment or Repeal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         9.5     Definition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE X - CERTIFICATES FOR SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         10.1    Certificates Representing Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         10.2    Restriction on Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         10.3    Voting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         10.4    Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         10.5    Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         10.6    Closing of Transfer Books and Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         10.7    Registered Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE XI - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         11.1    Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         11.2    Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         11.3    Negotiable Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         11.4    Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         11.5    Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         11.6    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE XII - AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                      HASTINGS BOOKS, MUSIC & VIDEO, INC.


                                   ---000---

                                   ARTICLE I

                                    OFFICES

         1.1 Registered Office. The registered office, until changed by action of the Board of Directors, shall be located at 421 East 34th Street in the City of Amarillo, County of Potter, State of Texas.

         1.2 Other Offices. The corporation also may have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or as the business of the corporation may require.


                                   ARTICLE II

                          MEETINGS OF THE SHAREHOLDERS

         2.1 Place of Meetings. All meetings of shareholders for the election of directors or for any other proper purpose shall be held at such place within or without the State of Texas as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

         2.2 Annual Meeting. An annual meeting of shareholders shall be held at such time and date as the Board of Directors may determine. At such meeting the shareholders entitled to vote thereat shall elect a Board of Directors and may transact such other business as may properly be brought before the meeting.

         2.3 Special Meetings. Special meetings of shareholders maybe called by the Chairman of the Board of Directors, the President, the Board of Directors, or the holders of at least twenty-five percent (25%) of all the shares entitled to vote at the proposed special meeting. If not otherwise fixed in accordance with these Bylaws, the record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of such meeting.

         2.4 Notice of Annual or Special Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer records of the corporation, with postage thereon prepaid.

         2.5     Notice Requirements to Present Proposals and Nominate
Directors.

                 (a) At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by or at the direction of a majority of the directors, or (ii) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 2.5(a). For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 50 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, then notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary pursuant to this
         Section 2.5(a) shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business and of each other shareholder known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the corporation's stock that are beneficially owned by the shareholder on the date of such shareholder notice and by each other shareholder known by such shareholder to be supporting such proposal on the date of such shareholder notice, and
         (iv) any financial interest of the shareholder in such proposal.

                          The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Section 2.5(a). If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Section 2.5(a), he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

                 This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                 (b) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board, or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.5(b). Such nominations, other than those made by or at the direction of the Board or by any nominating committee or person appointed by the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 50 days prior to the scheduled annual meeting or special meeting called to elect a director or directors, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, then notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary pursuant to this Section 2.5(b) shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of the corporation that are beneficially owned by the person and (D) any other information relating to the person that is required to be disclosed in connection with solicitations for proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the corporation's books, of the shareholder and (B) the class and number of shares of the corporation's stock that are beneficially owned by the shareholder on the date of such shareholder notice.

         The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

                 The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the - terms of this Section 2.5 b). If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.5(b), he shall so declare at the meeting and any such defective nomination shall be disregarded.

         2.6 Business at Special Meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

         2.7 Quorum of Shareholders. Unless otherwise provided in the Restated Articles of Incorporation, with respect to any matter, the holders of a majority of the shares entitled to vote on that matter, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the shares represented in person or by proxy at the meeting shall have the power to adjourn the meeting until such time and to such place as they shall determine, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any shareholder or the refusal of any shareholder to vote shall not affect the presence of a quorum at the meeting.

         2.8 Act of Shareholders' Meeting. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law or the Restated Articles of Incorporation or otherwise by these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of shareholders. Unless otherwise provided in the Restated Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         2.9 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent otherwise provided by law, the Restated Articles of Incorporation or the resolution or resolutions, if any, establishing the designations, preferences, limitations and relative rights of such shares. At each election of directors every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote. Unless permitted by the Restated Articles of Incorporation, no shareholder shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such shareholder or by distributing such votes on the same principle among any number of such candidates.

         2.10 Proxies. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. A telegram, telex, cablegram or similar transmission by the shareholder or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this section. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

         2.11 Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each shareholder, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any such meeting of shareholders.


                                  ARTICLE III

                               BOARD OF DIRECTORS

         3.1 Powers. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Restated Articles of Incorporation or these Bylaws directed or required to be exercised and done by the shareholders.

         3.2 Number of Directors. The number of directors of the corporation constituting the Board of Directors shall be fixed from time to time by a resolution adopted by a majority of the full Board of Directors. The first Board of Directors constituted after the date of adoption of these Bylaws shall consist of nine (9) directors, subject to the provisions of this Article III and the Restated Articles of Incorporation.

         3.3 Resignation and Removal. Any director may resign at any time upon giving written notice to the corporation. At any special meeting of shareholders called expressly for the purpose of removing a director or directors or at an annual meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         3.4 Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         3.5 Chairman of the Board. The Board of Directors, at its first meeting after each annual meeting of shareholders, may elect one of its members Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors.

                                   ARTICLE IV

                             MEETINGS OF THE BOARD

         4.1 First Meeting. The first meeting of each newly elected Board of Directors shall be held without notice immediately following the shareholders' annual meeting at which such directors were elected, at the same place as such shareholders, meeting or at such other time and place either within or without the State of Texas as shall be designated by the Secretary upon the written request of a majority of the directors then elected.

         4.2 Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Texas as from time to time shall be prescribed by resolution of the Board of Directors.

         4.3 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors, the President or the Secretary on the written request of three (3) directors. Written notice of special meetings of the Board of Directors shall be given to each director at least 24 hours prior to the time of the meeting.

         4.4 Business at Regular or Special Meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         4.5 Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Restated Articles of Incorporation. If a quorum shall not be participating at any meeting of the Board of Directors, the directors participating thereat nay adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be participating.

         4.6 Interested Directors. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                 (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                 (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                 (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

         4.7 Act of Directors' Meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law or the Restated Articles of Incorporation.

         4.8 Action by Written Consent Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at such meeting.


                                   ARTICLE V

                                   COMMITTEES

         The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which sale be comprised of one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee, to the extent provided in such resolution or In the Restated Articles of Incorporation, shall have and any exercise all of the authority of the Board of Directors, subject to the limitations imposed by applicable law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. All committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. To the extent applicable, the provisions of Article IV of these Bylaws governing the meetings of the Board of Directors shall likewise govern the meetings of any committee thereof.


                                   ARTICLE VI

                                    NOTICES

         6.1 Methods of Giving Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of any law, the Restated Articles of Incorporation or these Bylaws, it shall be given in writing and delivered personally or mailed to such shareholder or director at such address as appears on the records (or in the case of a shareholder, the stock transfer books) of the corporation, and such notice small be deemed to be delivered at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid. Notice to directors also may be given by telegram, and notice given by such means shall be deemed given at the time it is delivered to the telegraph office.

         6.2 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of any law, the Restated Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         6.3 Attendance as Waiver. Attendance of a director at a meeting of the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE VII

                               MEETINGS BY USE OF
                              CONFERENCE TELEPHONE
                      OR SIMILAR COMMUNICATIONS EQUIPMENT

         Subject to the provisions hereof requiring or permitting notice of meeting, unless otherwise restricted by the Restated Articles of Incorporation or these Bylaws, shareholders, members of the Board of Directors or members of any committee designated by such Board of Directors may participate in and hold a meeting of such shareholders, Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is called or convened.


                                  ARTICLE VIII

                                    OFFICERS

         8.1 Executive Officers. The officers of the corporation shall consist of a President and a Secretary, and may also include one or more Vice Presidents, a Treasurer and such other officers as are provided for in this Article. Any Vice President of the corporation may, by the addition of a number or a word or words before or after the title "Vice President," be designated "Executive," "Senior," "First," "Second" or "Assistant" Vice President. Each officer of the corporation shall be elected by the Board of Directors as provided in Section 8.2 of this Article. Any two or more offices may be held by the same person.

         8.2 Election and Qualification. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President and a Secretary. The Board of Directors also may elect one or more Vice Presidents, a Treasurer, and such other officers, including assistant officers and agents, as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         8.3 Salaries. The salaries of all officers and agents of the corporation shall be fixed by or in the manner provided in a resolution of the Board of Directors.

         8.4 Term, Removal and Vacancies. Each officer of the corporation shall hold office until his successor is chosen and qualified or until his death, resignation or removal. Subject to the contract rights of the corporation, any officer may resign at any time upon giving written notice to the corporation. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed, by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         8.5 Chief Executive Officer. Unless the Board of Directors designates otherwise, the President shall be the Chief Executive officer of the corporation. The Chief Executive Officer shall preside at all meetings of the shareholders. The Chief Executive

Officer shall have such other powers and duties as usually pertain to such office or as nay be delegated by the Board of Directors.

         8.6 President. The President shall have such powers and duties as usually pertain to such office, except as the sane may be modified by the Board of Directors. Unless the Board of Directors shall otherwise delegate such duties, the President shall be ex-officio a member of all standing committees, shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may execute bonds, mortgages, instruments, contracts, agreements and other documentation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the corporation may sign and execute such documents when so authorized by these Bylaws, the Board of Directors or the President.

         8.7 Vice Presidents. Unless otherwise determined by the Board of Directors, one of the Vice Presidents shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.
The various Vice Presidents shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President shall delegate.

         8.8 Secretary. The Board of Directors and of the shareholders, record all the proceedings of the meetings of the Board of Directors and of the shareholders in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings as may be prescribed by the Board of Directors or the President. He shall keep in safe custody the seal of the corporation, if any, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary, or if there be none, the signature of the Treasurer acting as Assistant Secretary.

         8.9 Assistant Secretaries. An Assistant Secretary, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the powers of the Secretary. An Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors may from time to tine prescribe.

         8.10 Treasurer. The Treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the Funds of the corporation as may be ordered by the Board of Directors, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of his transactions as Treasurer and of the financial condition of the corporation.

         8.11 Assistant Treasurers. An Assistant Treasurer, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. An Assistant Treasurer shall perform, such other duties, and have such other powers as the Board of Directors may from time to time prescribe.

         8.12 Officer's Bond. If required by the Board of Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board of Directors nay require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


                                   ARTICLE IX

                                INDEMNIFICATION

         9.1 Indemnification by the Corporation. The corporation shall indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, manager, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Texas Business Corporation Act, as the same exists or may hereafter be amended.

         9.2 Expenses; Procedure. Such right shall include the right to be paid by the corporation for all expense incurred in defending any such proceeding in advance of its final disposition to the maximum, extent permitted under the Texas Business Corporation Act, as the same exists or any hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification of advancement of costs of defense are not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof, special legal counsel or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

         9.3 Additional Indemnification. The corporation may additionally indemnify any person not covered by the grant of mandatory indemnification contained above to the fullest extent permitted by law.

         9.4     Amendment or Repeal.  Neither the amendment nor repeal of this
Article IX, nor the adoption of any provision of these Bylaws inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any proceeding that accrued or arose prior to such amendment, repeal or adoption of any inconsistent provision.

         9.5 Definition. As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.


                                   ARTICLE X

                            CERTIFICATES FOR SHARES

         10.1 Certificates Representing Shares. The corporation shall deliver certificates in such form as may be determined by the Board of Directors representing shares to which shareholders are entitled. Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the President or Vice President and Secretary or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation shall conspicuously set forth such provisions as are required by applicable law. If the corporation has by its Restated Articles of Incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the corporation, each certificate representing shares issued by such corporation shall be conspicuously set forth such provisions as are required by applicable law. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, that such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. No certificate shall be issued for any share until the amount of the consideration therefor, fixed as provided by law, has been fully paid.

         10.2 Restriction on Transfer of Shares. If any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, as permitted by law, the Restated Articles of Incorporation or these Bylaws, such restriction shalt be noted conspicuously on each certificate representing shares in accordance with applicable law.

         10.3 Voting Agreements. A written counterpart of any voting agreement entered into among any number of shareholders of the corporation, or any number of shareholders of the corporation and the corporation itself, for the purpose of providing that shares of the corporation shall be voted in the manner prescribed in the agreement shall be deposited with the corporation at its principal place of business or registered office and shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation. The existence of the agreement shall be noted conspicuously on the certificate representing the shares that are subject to the agreement.

         10.4 Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         10.5 Lost, Stolen or Destroyed Certificates. The Board of Directors, the President or such other officer or officers of the corporation as the Board of Directors may from time to time designate may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen or destroyed. When issuing such a new certificate or certificates, the Board of Directors, the President or such other officer or officers, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or to give the corporation a bond in such form, in such sum and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

         10.6 Closing of Transfer Books and Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) (a "Distribution") or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such Distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders had been made as provided in this Section 10.6, such determination shall apply to adjournment thereof, except when the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

         10.7 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 Dividends. Dividends upon the outstanding shares of the corporation, except as provided by applicable law and the Restated Articles of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting. Dividends may be declared and paid in cash, in property, in shares of the corporation or in any combination thereof. The declaration and payment shall be at the discretion of the Board of Directors.

         11.2 Reserves. There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the corporation, such reserve or reserves as the directors in their discretion think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the directors shall think beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         11.3 Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer or officers or such other person or persons and in such manner as are permitted by these Bylaws or in such manner as the Board of Directors may from time to time prescribe by resolution.

         11.4 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         11.5 Seal. The corporation may have a corporate seal and, if the Board of Directors adopts a corporate seal, the corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         11.6 Books and Records. The corporation shall keep books and records of account and shall keep minutes of the proceedings of the shareholders, the Board of Directors and each committee of the Board of Directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class or series of shares issued by the corporation held by each of them. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                  ARTICLE XII

                                   AMENDMENTS

         These Bylaws shall be adopted by the Board of Directors and approved by the shareholders of the corporation. The Board of Directors shall have the sole and exclusive power to amend or repeal these Bylaws or adopt new bylaws.

                            CERTIFICATE OF SECRETARY


         The undersigned does hereby certify that (i) he is the duly elected and qualified Secretary of Hastings Books, Music & Video, Inc., a Texas corporation (the "Corporation"), and (ii) the foregoing is a true and correct copy of the Amended and Restated Bylaws of the Corporation reviewed and adopted by the Board of Directors of the Corporation on April 20, 1994 and by the shareholders of the Corporation on April 20, 1994.



                                        /s/ GREG SKELTON
                                        -------------------------------------
                                        Greg Skelton, Secretary